Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Energous Corporation on Form S-8 of our report dated March 15, 2016, with respect to our audits of the financial statements of Energous Corporation as of December 31, 2015 and 2014 and for the years ended December 31, 2015, 2014 and 2013 appearing in the Annual Report on Form 10-K of Energous Corporation for the year ended December 31, 2015.

/s/ Marcum LLP

Marcum LLP

Melville, NY

November 21, 2016

Marcum LLP	10 Melville Park Road	Melville, New York 11747	Phone 631.414.4000	Fax 631.414.4001	marcumllp.com